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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-A



                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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                         The Bear Stearns Companies Inc.
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             (Exact name of registrant as specified in its charter)



          Delaware                                            13-3286161
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  (State of Incorporation)                                   (IRS Employer
                                                          Identification No.)

     383 Madison Avenue
     New York, New York                                          10179
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   (Address of principal                                      (Zip Code)
     executive offices)

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   If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

   If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [_]

   Securities Act registration statement file number to which this form relates:
333-109793

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   Securities to be registered pursuant to Section 12(b) of the Act:

      Title of each class                       Name of each exchange on which
      to be so registered                       each class is to be registered
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(Euro) 850,000,000 Floating Rate                    New York Stock Exchange
         Global Notes
       Due July 27, 2012

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   Securities to be registered pursuant to Section 12(g) of the Act:

      Title of each class                       Name of each exchange on which
      to be so registered                       each class is to be registered
------------------------------                  -------------------------------
            None                                            Not Applicable


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Item 1. Description of Registrant's Securities to be Registered.

   The description of the terms and provisions of the (Euro) 850,000,000 Floating Rate Global Notes Due July 27, 2012 to be issued by the registrant (the "Notes") as set forth in the Prospectus Supplement, dated July 20, 2005, and the accompanying Prospectus, dated February 2, 2005, are hereby incorporated by reference and made a part hereof. The Prospectus Supplement and the accompanying Prospectus have been filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, under the registrant's Registration Statement on Form S-3 (File No. 333-121744).

Item 2. Exhibits.

   4.1(a) Indenture, dated as of May 31, 1991, between The Bear Stearns
          Companies Inc. and JPMorgan Chase Bank, N.A. (formerly, The Chase Manhattan Bank) (incorporated by reference to Exhibit 4(a)(1) to the registrant's Registration Statement on Form S-3 (File No. 33-40933)).

   4.1(b) First Supplemental Indenture, dated as of January 29, 1998, between
          The Bear Stearns Companies Inc. and JPMorgan Chase Bank, N.A. (formerly, The Chase Manhattan Bank) (incorporated by reference to
          Exhibit 4(a)(2) to the registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on February 2, 1998).

   4.2 Form of Note ((Euro)850,000,000 Floating Rate Global Notes Due July 27, 2012).

  99.1 Prospectus Supplement, dated July 20, 2005, describing the (Euro) 850,000,000 Floating Rate Global Notes Due July 27, 2012, and the accompanying Prospectus, dated February 2, 2005, relating to Medium Term Notes, Series B (incorporated by reference to the registrant's filing under Rule 424(b)(5), filed with the Securities and Exchange Commission on July 22, 2005).


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                                    SIGNATURE

   Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                       THE BEAR STEARNS COMPANIES INC.


                                       By:  /s/ Kenneth L. Edlow
                                          --------------------------------------
                                          Name:   Kenneth L. Edlow
                                          Title:  Secretary

Dated: July 25, 2005


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                                  EXHIBIT INDEX

4.1(a) Indenture, dated as of May 31, 1991, between The Bear Stearns Companies Inc. and JPMorgan Chase Bank, N.A. (formerly, The Chase Manhattan Bank) (incorporated by reference to Exhibit 4(a)(1) to the registrant's Registration Statement on Form S-3 (File No. 33-40933)).

4.1(b) First Supplemental Indenture, dated as of January 29, 1998, between The Bear Stearns Companies Inc. and JPMorgan Chase Bank, N.A. (formerly, The Chase Manhattan Bank) (incorporated by reference to
          Exhibit 4(a)(2) to the registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on February 2, 1998).

4.2       Form of Note ((Euro)850,000,000 Floating Rate Global Notes Due July
          27, 2012).

99.1 Prospectus Supplement, dated July 20, 2005, describing the (Euro) 850,000,000 Floating Rate Global Notes Due July 27, 2012, and the accompanying Prospectus, dated February 2, 2005, relating to Medium Term Notes, Series B (incorporated by reference to the registrant's filing under Rule 424(b)(5), filed with the Securities and Exchange Commission on July 22, 2005).